Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2019 Results

Wakefield, MA—April 30,  2019—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the first quarter ended March 31, 2019.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“Leasing activity within our property portfolio of 32 operating and 3 redevelopment properties continued at a strong pace during the first quarter of 2019, setting an FSP record for the amount of first quarter square footage leased.  In addition, the price of crude oil increased during the first quarter of 2019 and we believe that a continuation of this trend could provide support to many businesses and their expansion plans within our energy-influenced markets of Houston and Denver.  Prospective new tenant activity at our 3 redevelopment properties located in Miami, Minneapolis and Charlotte was robust during the first quarter of 2019.  We expect to make meaningful leasing progress with these assets during the remainder of 2019.   With over $568 million of available capital liquidity as of March 31, 2019, we are confident that we have the financial resources needed to maximize our leasing and redevelopment value-add opportunities.”

Highlights

•

Net Loss was $1.2 million or $0.01 per basic and diluted share for the first quarter ended March 31, 2019.  Funds From Operations (FFO)  was $22.1 million or $0.21 per basic and diluted share for the first quarter ended March 31, 2019.

•	Adjusted Funds From Operations (AFFO) was $0.06 per basic and diluted share for the first quarter ended March 31, 2019.
•

During the first quarter ended March 31, 2019, we effectively fixed interest rates on two of our term loans via interest rate swap transactions.  As of March 31, 2019, approximately 91% of our indebtedness had fixed interest rates or were effectively fixed via interest rate swap transactions.  As of March 31, 2019, the 30-Day LIBOR rate was approximately 2.49% and all of the base LIBOR rates that we fixed via interest rate swap transactions were below the 30-day LIBOR rate.

o

On February 20, 2019, we executed interest rate swap transactions that fixed the base LIBOR rate on both tranches of our $220 million term loan with Bank of Montreal as administrative agent at 2.385% per annum from August 26, 2020 until the loan matures on January 31, 2024.

o

On March 7, 2019, we executed interest rate swap transactions that fixed the base LIBOR-based rate on a $100 million portion of our $150 million term loan with JPMorgan Chase Bank, N.A. as administrative agent at 2.44% per annum from March 29, 2019 until the loan matures on November 30, 2021.

Leasing Update

•

Our directly owned real estate portfolio of 32 operating properties (excluding 3 redevelopment properties) totaling approximately 9.5 million square feet was approximately 88.5% leased as of March 31, 2019.

•

During the quarter ended March 31, 2019, we leased approximately 460,000 square feet, of which approximately 95,000 was with new tenants.  The leasing total represents a first quarter record high for FSP, the average first quarter leasing total for the prior five years was approximately 176,000 square feet.

•

The weighted average GAAP base rent achieved on leasing activity during the first quarter was $32.32 per square foot and the portfolio weighted average rent per occupied square foot increased from $29.01 as of December 31, 2018 to $29.60  as of March 31, 2019.

Dividend Update

On April 5, 2019, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended March 31, 2019 of $0.09 per share of common stock that will be paid on May 9, 2019 to stockholders of record on April 19, 2019.

Non-GAAP Financial Information

A reconciliation of Net income (loss) to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of March 31, 2019.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

FFO Guidance

We are maintaining our full year net income or loss guidance for 2019, which is estimated to be in the range of a net loss of approximately $0.03 to net income of $0.03 per basic and diluted share, and are introducing guidance for the second quarter of 2019, which is estimated to be in the range of a  net loss approximately $0.02 to $0.00 per basic and diluted share.  We are maintaining our full year FFO guidance for 2019, which is estimated to be in the range of approximately $0.81 to $0.87  per basic and diluted share, and introducing guidance for the second quarter of 2019, which is estimated to be in the range of approximately $0.19 to $0.21 per basic and diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and general and administrative expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

A reconciliation of the guidance for net income (loss) per share to the guidance for FFO per share is provided as follows:

	Q2 2019 Range		Full Year 2019 Range
	Low	High	Low	High
Net income (loss) per share	$(0.02)	$-	$(0.03)	$0.03
GAAP income from non-consolidated REITs	-	-	-	-
FFO from non-consolidated REITs	-	-	-	-
Depreciation & Amortization	0.21	0.21	0.84	0.84
Funds From Operations per share	$0.19	$0.21	$0.81	$0.87

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for May 1, 2019 at 11:00 a.m. (ET) to discuss the first quarter 2019 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future, expectations for FFO and net income (loss) in future periods, expectations for operating performance, expectations for crude oil prices and their impact on the Houston and Denver markets in future periods,  rates of return and value creation/enhancement in future periods, expectations for operating cash flow in future periods, expectations for growth, leasing and acquisition and disposition activities in future periods, expectations regarding the timing, leasing and economic results of our redevelopment properties, and prospects for long-term sustainable growth, that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, including the level of interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Income (Loss)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2019	2018

Revenue:
Rental	$63,359	$65,628
Related party revenue:
Management fees and interest income from loans	1,352	1,256
Other	5	9
Total revenue	64,716	66,893

Expenses:
Real estate operating expenses	17,726	17,151
Real estate taxes and insurance	12,102	11,177
Depreciation and amortization	23,245	24,035
General and administrative	3,509	3,432
Interest	9,368	9,486
Total expenses	65,950	65,281

Income (loss) before taxes on income and equity in income (loss) of non-consolidated REITs	(1,234)	1,612
Tax expense (benefit) on income (loss)	(29)	82
Equity in loss of non-consolidated REITs	—	(105)
Net income (loss)	$(1,205)	$1,425

Weighted average number of shares outstanding, basic and diluted	107,231	107,231

Net income (loss) per share, basic and diluted	$(0.01)	$0.01

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2019	2018
Assets:
Real estate assets:
Land	$191,578	$191,578
Buildings and improvements	1,872,082	1,857,935
Fixtures and equipment	9,153	8,839
	2,072,813	2,058,352
Less accumulated depreciation	447,980	432,579
Real estate assets, net	1,624,833	1,625,773
Acquired real estate leases, less accumulated amortization of $74,681 and $101,897, respectively	53,948	59,595
Cash, cash equivalents and restricted cash	8,832	11,177
Tenant rent receivables	4,489	3,938
Straight-line rent receivable	55,836	54,006
Prepaid expenses and other assets	10,469	10,400
Related party mortgage loan receivables	72,795	70,660
Other assets: derivative asset	10,469	14,765
Office computers and furniture, net of accumulated depreciation of $1,410 and $1,512, respectively	166	197
Deferred leasing commissions, net of accumulated amortization of $25,249 and $24,318, respectively	49,408	47,591
Total assets	$1,891,245	$1,898,102

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$40,000	$25,000
Term loans payable, less unamortized financing costs of $5,358 and $5,722, respectively	764,642	764,278
Series A & Series B Senior Notes, less unamortized financing costs of $1,108 and $1,150, respectively	198,892	198,850
Accounts payable and accrued expenses	52,248	59,183
Accrued compensation	1,073	3,043
Tenant security deposits	6,352	6,319
Lease liability	2,141	—
Other liabilities: derivative liabilities	2,496	—
Acquired unfavorable real estate leases, less accumulated amortization of $5,144 and $6,605, respectively	3,414	3,795
Total liabilities	1,071,258	1,060,468

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,231,155 and 107,231,155 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,356,457	1,356,457
Accumulated other comprehensive income	7,973	14,765
Accumulated distributions in excess of accumulated earnings	(544,454)	(533,599)
Total stockholders’ equity	819,987	837,634
Total liabilities and stockholders’ equity	$1,891,245	$1,898,102

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income (loss)	$(1,205)	$1,425
Adjustments to reconcile net income or loss to net cash provided by operating activities:
Depreciation and amortization expense	23,962	24,748
Amortization of above and below market leases	(112)	(85)
Equity in (income) loss of non-consolidated REITs	—	105
Increase (decrease) in allowance for doubtful accounts and write-off of accounts receivable	(60)	75
Changes in operating assets and liabilities:
Tenant rent receivables	(491)	(363)
Straight-line rents	(1,140)	40
Lease acquisition costs	(689)	(276)
Prepaid expenses and other assets	1,497	(274)
Accounts payable and accrued expenses	(6,101)	(6,911)
Accrued compensation	(1,970)	(2,529)
Tenant security deposits	33	205
Payment of deferred leasing commissions	(4,242)	(1,082)
Net cash provided by operating activities	9,482	15,078
Cash flows from investing activities:
Property improvements, fixtures and equipment	(15,223)	(10,774)
Distributions in excess of earnings from non-consolidated REITs	-	355
Repayment of related party mortgage loan receivable	265	265
Investment in related party mortgage loan receivable	(2,400)	—
Proceeds received from liquidating trust	263	—
Net cash used in investing activities	(17,095)	(10,154)
Cash flows from financing activities:
Distributions to stockholders	(9,651)	(20,374)
Borrowings under bank note payable	30,000	30,000
Repayments of bank note payable	(15,000)	(10,000)
Deferred financing costs	(81)	(14)
Net cash provided by (used in) financing activities	5,268	(388)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,345)	4,536
Cash, cash equivalents and restricted cash, beginning of year	11,177	9,819
Cash, cash equivalents and restricted cash, end of period	$8,832	$14,355

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2019	638,664	6.4%
2020	922,396	9.3%
2021	674,792	6.8%
2022	1,200,710	12.1%
2023	664,600	6.7%
Thereafter (2)	5,798,608	58.7%
	9,899,770	100.0%

(1)	Percentages are determined based upon total square footage.
(2)

Includes 1,089,027 square feet of current vacancies at our operating properties and 356,633 square feet of current vacancies at our redevelopment properties. We define redevelopment properties as properties being developed, redeveloped or where development/redevelopment is complete but that are not yet stabilized.

(dollars & square feet in 000's)	As of March 31, 2019 (a)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$541,172	33.3%	2,620	26.5%
Texas	9	345,804	21.3%	2,415	24.4%
Georgia	5	321,790	19.8%	1,967	19.9%
Minnesota	3	118,953	7.3%	750	7.6%
Virginia	4	82,062	5.0%	685	6.9%
North Carolina	2	50,177	3.1%	322	3.2%
Missouri	2	46,543	2.9%	351	3.5%
Illinois	2	48,483	3.0%	372	3.8%
Florida	1	40,343	2.5%	213	2.1%
Indiana	1	29,506	1.8%	205	2.1%
Total	35	$1,624,833	100.0%	9,900	100.0%

(a)	Includes investment in our redevelopment properties. We define redevelopment properties as properties being developed, redeveloped or where complete, but that are not yet stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

(in thousands)	For the Three Months Ended
31-Mar-19
Tenant improvements	$8,318
Deferred leasing costs	4,239
Non-investment capex	2,413
$14,970

	For the Three Months Ended				Year Ended
	31-Mar-18	30-Jun-18	30-Sep-18	31-Dec-18	31-Dec-18
Tenant improvements	$6,777	$8,212	$7,084	$6,895	$28,968
Deferred leasing costs	1,021	5,314	4,394	3,746	14,475
Non-investment capex	1,858	2,558	2,328	3,342	10,086
	$9,656	$16,084	$13,806	$13,983	$53,529

Square foot & leased percentages	March 31,	December 31,
	2019	2018
Operating Properties (a):
Number of properties	32	32
Square feet	9,495,118	9,486,650
Leased percentage	88.5%	89.0%

Redevelopment Properties:
Number of properties	3	3
Square feet	404,652	404,652
Leased percentage	11.9%	27.2%

Managed Properties - Single Asset REITs (SARs):
Number of properties	3	3
Square feet	674,342	674,342

Total Operating, Redevelopment and Managed Properties:
Number of properties	38	38
Square feet	10,574,112	10,565,644

(a)

Excludes investment in our redevelopment properties.  We define redevelopment properties as properties being developed, redeveloped or where development/redevelopment is complete but that are not yet stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Dec-18	Leased (2)	31-Mar-19	Leased (2)

1	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
2	TIMBERLAKE	Chesterfield, MO	234,496	100.0%	100.0%	100.0%	100.0%
3	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
4	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
5	PARK TEN	Houston, TX	157,460	89.5%	89.5%	96.4%	95.1%
6	PARK TEN PHASE II	Houston, TX	156,746	65.5%	65.5%	65.5%	65.5%
7	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
8	ADDISON	Addison, TX	289,302	89.3%	80.4%	89.3%	89.3%
9	COLLINS CROSSING	Richardson, TX	300,887	99.4%	99.4%	99.4%	99.4%
10	INNSBROOK	Glen Allen, VA	298,456	57.3%	57.3%	57.3%	57.3%
11	RIVER CROSSING	Indianapolis, IN	205,059	94.2%	94.7%	95.0%	94.5%
12	LIBERTY PLAZA	Addison, TX	216,851	80.4%	80.7%	74.5%	78.7%
13	380 INTERLOCKEN	Broomfield, CO	240,358	93.4%	93.4%	90.5%	91.5%
14	390 INTERLOCKEN	Broomfield, CO	241,512	98.2%	98.2%	98.2%	98.2%
15	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
16	ONE OVERTON PARK	Atlanta, GA	387,267	79.7%	79.7%	80.1%	79.8%
17	LOUDOUN TECH	Dulles, VA	136,658	95.7%	95.7%	95.7%	95.7%
18	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
19	121 SOUTH EIGHTH ST	Minneapolis, MN	293,460	80.1%	80.2%	80.9%	80.9%
20	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
21	LEGACY TENNYSON CTR	Plano, TX	202,049	90.4%	90.4%	91.4%	90.9%
22	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
23	909 DAVIS	Evanston, IL	195,098	97.8%	97.8%	91.2%	91.2%
24	ONE RAVINIA DRIVE	Atlanta, GA	386,602	92.3%	91.6%	89.7%	91.7%
25	TWO RAVINIA	Atlanta, GA	411,047	78.5%	78.4%	78.4%	77.4%
26	WESTCHASE I & II	Houston, TX	629,025	84.7%	84.8%	80.1%	82.2%
27	1999 BROADWAY	Denver, CO	677,378	81.8%	82.0%	77.1%	76.6%
28	999 PEACHTREE	Atlanta, GA	621,946	84.6%	84.6%	90.7%	87.0%
29	1001 17th STREET	Denver, CO	655,413	97.7%	97.7%	98.5%	98.2%
30	PLAZA SEVEN	Minneapolis, MN	326,757	88.2%	87.9%	87.4%	87.6%
31	PERSHING PLAZA	Atlanta, GA	160,145	97.4%	97.4%	97.4%	97.4%
32	600 17th STREET	Denver, CO	608,733	86.0%	85.5%	86.7%	85.9%
	OPERATING TOTAL		9,495,118	89.0%	88.9%	88.5%	88.4%

33	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	0.0%	0.0%
34	BLUE LAGOON	Miami, FL	212,619	0.0%	66.7%	0.0%	0.0%
35	801 MARQUETTE AVE	Minneapolis, MN	129,821	37.0%	29.9%	37.0%	37.0%
	REDEVELOPMENT TOTAL		404,652	27.2%	60.0%	11.9%	11.9%

	OWNED PORTFOLIO TOTAL		9,899,770

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of March 31, 2019

			% of
	Tenant	Sq Ft	Portfolio
1	IQVIA Holdings Inc.	259,531	2.6%
2	CITGO Petroleum Corporation	248,399	2.5%
3	Newfield Exploration Company	234,495	2.4%
4	US Government	223,641	2.3%
5	Centene Management Company, LLC	216,879	2.2%
6	Eversheds Sutherland (US) LLP	179,868	1.8%
7	EOG Resources, Inc.	169,167	1.7%
8	The Vail Corporation	164,636	1.7%
9	T-Mobile South, LLC dba T-Mobile	151,792	1.5%
10	Citicorp Credit Services, Inc.	146,260	1.5%
11	Petrobras America, Inc.	144,813	1.5%
12	Jones Day	140,342	1.4%
13	Argo Data Resource Corporation	140,246	1.4%
14	Worldventures Holdings, LLC	129,998	1.3%
15	Kaiser Foundation Health Plan	120,979	1.2%
16	VMWare, Inc.	119,558	1.2%
17	Giesecke & Devrient America	112,110	1.1%
18	Northrop Grumman Systems Corp.	111,469	1.1%
19	Randstad General Partner (US)	109,638	1.1%
20	ADS Alliance Data Systems, Inc.	107,698	1.1%
	Total	3,231,519	32.6%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income (loss) to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income (Loss) to FFO and AFFO:	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2019	2018
Net income (loss)	$(1,205)	$1,425
GAAP (income) loss from non-consolidated REITs	—	105
FFO from non-consolidated REITs	—	884
Depreciation & amortization	23,133	23,950
NAREIT FFO	21,928	26,364
Lease Acquisition costs	182	—
Funds From Operations (FFO)	$22,110	$26,364

Funds From Operations (FFO)	$22,110	$26,364
Reverse FFO from non-consolidated REITs	—	(884)
Distributions from non-consolidated REITs	—	355
Amortization of deferred financing costs	717	711
Straight-line rent	(1,140)	40
Tenant improvements	(8,318)	(6,777)
Leasing commissions	(4,239)	(1,021)
Non-investment capex	(2,413)	(1,858)
Adjusted Funds From Operations (AFFO)	$6,717	$16,930

Per Share Data
EPS	$(0.01)	$0.01
FFO	$0.21	$0.25
AFFO	$0.06	$0.16

Weighted average shares (basic and diluted)	107,231	107,231

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT,  may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus the amortization of deferred financing costs and (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income (Loss)

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude properties that are redevelopment properties, which include properties being developed, redeveloped or where redevelopment is complete but are in lease-up and are not stabilized, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Mar-19	31-Dec-18	(Dec)	Change
Region
East	945	$3,185	$3,044	$141	4.6%
MidWest	1,549	5,163	5,028	135	2.7%
South	4,382	14,272	13,916	356	2.6%
West	2,619	10,559	10,849	(290)	(2.7)%
Property NOI* from Operating Properties	9,495	33,179	32,837	342	1.0%
Dispositions and Redevelopment Properties	405	(205)	2,298	(2,503)	(7.2)%
NOI*	9,900	$32,974	$35,135	$(2,161)	(6.2)%

Sequential Same Store		$33,179	$32,837	$342	1.0%

Less Nonrecurring
Items in NOI* (a)		35	1,695	(1,660)	5.4%

Comparative
Sequential Same Store		$33,144	$31,142	$2,002	6.4%

	Three Months Ended	Three Months Ended
Reconciliation to Net income (loss)	31-Mar-19	31-Dec-18
Net income (loss)	$(1,205)	$1,371
Add (deduct):
Management fee income	(677)	(640)
Depreciation and amortization	23,245	23,327
Amortization of above/below market leases	(112)	(152)
General and administrative	3,509	3,162
Interest expense	9,368	9,200
Interest income	(1,294)	(1,192)
Equity in (income) loss of non-consolidated REITs	—	—
Non-property specific items, net	140	59

NOI*	$32,974	$35,135

(a)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.